Banc1One(R)

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT


                          Dated as of December 22, 1998


                          WESTMARK MORTGAGE CORPORATION


                                       AND


                        BANCONE FINANCIAL SERVICES, INC.

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                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

         THIS MASTER MORTGAGE LOAN PURCHASE AGREEMENT (this "Agreement"), dated as of December 22, 1998, is by and between BANC ONE FINANCIAL SERVICES, INC., an Indiana corporation, with offices at 8604 Allisonville Road, Indianapolis, Indiana 46250 ("Banc One") and Westmark Mortgage Corporation, a California corporation, with offices in 8000 North Federal Highway, Boca Raton, Florida 33487 ("Seller").

                                    RECITALS

         1. From time to time, Seller desires to offer for sale to Banc One, and Banc One may from time to time purchase from Seller, on the terms and subject to the conditions set forth herein and in Delivery Instructions (as defined below) certain non-conforming or subprime residential mortgage loans owned by Seller and secured by first or second lien priority mortgages on residential property owned by the borrowers; and

         2. Seller and Banc One desire to enter into this Agreement to govern the sale and purchase of the Loans (as defined below).

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained in this Agreement, the Parties agree as follows:

                                   WITNESSETH

         IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

Article 1         DEFINITIONS

         Section 1.1 Defined Terms. Capitalized terms used in this Agreement shall have the meanings given to such terms in this Section 1.1. The following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

         Accepted Servicing Practices: As to any Loan, those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Loan in the jurisdiction where the related Mortgaged Property is located.

         Accrued Interest: With respect to each Loan, interest on the Outstanding Loan Amount at the Loan Interest Rate calculated in the same manner and fashion as interest is calculated on the Loan for the period commencing on the date following the day through which interest has last been paid and ending the day immediately prior to the Funding Date or the date of payment of the Repurchase Price for such Loan, as applicable.

         Agreement: This Master Mortgage Loan Purchase Agreement, including all Schedules and Exhibits hereto, as the same may be amended or supplemented from time to time.

         Appraisal: A documented evaluation of the market value of the Mortgaged Property related to a Loan and included in the Loan File, which conformed to the minimum requirements of FNMA and FHLMC as of the time of such evaluation and was performed by a qualified appraiser who had no direct or indirect interest, financial or otherwise, in the Mortgaged Property or in the Loan or any other loan made to Mortgagor or secured by the Mortgaged Property and whose compensation was not related to approval or disapproval of the Loan.

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         Appraised Value: With respect to each Loan, the value of the related
Mortgaged Property established by an Appraisal.

         Assignment: With respect to each Loan, an assignment of the related Mortgage, notice of transfer or equivalent instrument, in form acceptable for recording and sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale and transfer of the Loan to the assignee named therein or to Banc One.

         Best Efforts Flow Delivery: The agreement by Seller and Banc One, as described in Section 2.2 hereof, pursuant to which, from time to time, Seller offers, but is not obligated, to sell, and Banc One commits, and is thereby obligated to purchase, a Loan on the terms and conditions set forth herein and in the applicable Stipulation Schedule.

         Bid Confirmation Letter: As to any Bulk Delivery, the related bid confirmation letter or similar document, agreement or writing delivered to Seller by Banc One setting forth the terms and conditions of such Bulk Delivery.

         Bulk Delivery: The agreement by Seller and Banc One, as described in
Section 2.3 hereof, pursuant to which, from time, on the terms set forth herein and in the applicable Bid Confirmation Letter, Banc One agrees to purchase and Seller agrees to sell, on a committed basis, one or more pools of Loans.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which the Federal Reserve Bank for the district covering Indianapolis, Indiana is closed.

         Combined Loan-to-Value Ratio at Origination: With respect to each Loan, the Outstanding Loan Amount plus the maximum principal balance of any mortgage, deed of trust or similar lien instrument prior in lien priority to the lien of the related Mortgage, divided by the Appraised Value of the related Mortgaged Property as of the origination date of the Loan.

         Credit Documents: As to any Loan, each of the documents set forth on Exhibit C hereto.

         Delivery: Any Best Efforts Flow Delivery, Bulk Delivery, or Forward Commitment Delivery as the context may require.

         Delivery Instructions: As to any Loan or pool of Loans and the related delivery, the applicable Bid Confirmation Letter, Stipulation Schedule or Forward Delivery Stipulation Schedule and any other document, agreement or writing delivered by Banc One to Seller in respect of such Loan and Delivery.

         Escrow Payments: As to any Loan, any amounts constituting grounds rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges and any other payments required to be paid into escrow by the Mortgagor with the mortgagee or its designee in respect of such Loan and Delivery.

         Federal Funds Rate: For any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York of the Business Day next succeeding such day, provided that if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Banc One on such day on overnight Federal funds transactions, as determined by Banc One; each change in the Federal Funds Rate to be effective on the date of each such change.

         Forward Commitment Delivery: The agreement by Seller and Banc One, as described in Section 2.4 hereof, pursuant to which, from time to time, Banc One commits, and is thereby obligated to purchase, Loans on the terms and conditions set forth herein and in the applicable Forward Delivery Stipulation Schedule.

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         Funding Date: With respect to any purchase of any Loan by Banc One hereunder, the date on which the purchase price for such Loan is paid to Seller, which date shall occur no earlier than the date on which all Loan Documents related to such Loan and all other deliveries required by the related Delivery Instructions have been made and shall occur no later than the last day on which Banc One agrees, pursuant to the related Delivery Instructions, to purchase such Loan.

         Intervening Assignment: For any Loan Seller did not originate, an assignment of the Note and Mortgage for the mortgagee named therein acceptable for recording, which is appropriate and sufficient under the laws of the jurisdiction in which the Mortgaged Property is located to establish a complete chain of title to the Mortgage in Seller.

         Loan: For each Loan, the Loan Documents and any and all rights, benefits, collateral, payments, recoveries, proceeds and obligations arising therefrom or in connection therewith, and which is the subject of this Agreement.

         Loan Documents: For each Loan, the documents and instruments specified in Exhibit D.

         Loan File: For each Loan, the Loan Documents, Credit Documents, and all other memorandums, correspondence, reports and compilations.

         Loan Interest Rate: The annual rate at which interest accrues on each Loan as changed from time to time in accordance with the provisions of the Loan Documents.

         Mortgage: For each Loan, the document creating a lien on the Mortgaged Property, with blanks appropriately completed, duly executed by Mortgagor and recorded in the appropriate recording office to perfect such a lien in the jurisdiction where the Mortgaged Property is located, including any modifications thereof.

         Mortgaged Property: For each Loan, the real property, together with the improvements thereon, subject to the Mortgage and securing Mortgagor's indebtedness under the Loan.

         Mortgagor:  Any Person who is obligated under a Mortgage or Note.

         Note: For each Loan, the credit instrument or instruments, with all modifications thereto, evidencing the indebtedness of Mortgagor, which are secured by a Mortgage duly executed by Mortgagor.

         Officer's Certificate of Seller: A certificate signed by the appropriately authorized officers of Seller and delivered to Banc One as required by this Agreement.

         Outstanding Loan Amount: The unpaid principal amount of a Loan as of the date of the Funding Date.

         Party:  Seller or Banc One.

         Person: Any individual, corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, any other type of business organization, unincorporated organization or governmental unit or any agency or political subdivision thereof.

         Purchase Price: An amount equal to the sum of: (i) 100% of the Outstanding Loan Amount of any Loan to be sold to Banc One any Funding Date,
(ii) the purchase price premium as set forth in any Bid Confirmation Letter, Stipulation Schedule, or Forward Delivery Stipulation Schedule as may be provided from time to time between Seller and Banc One and (iii) 100% of the Accrued Interest for such Loan up to but not including the Funding Date.

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         Repurchase Price: For each Loan, an amount equal to the sum of: (i) the
Outstanding Loan Amount as of the date of payment of the Repurchase Price; (ii) Accrued Interest; (iii) all advances made by Banc One and all charges due from the Mortgagor; (iv) the total amount, including Accrued Interest and other expenses paid by Banc One to any senior lienholders, if any, to secure a priority lien position; (v) all expenses, losses and damages paid or incurred by Banc One in connection with the Loan or an investigation of said Loan and/or related collateral, including, but not limited to, property taxes, maintenance costs, interest expense, environmental assessments, environmental reports, environmental remediation, insurance, appraisals, advertising, sales commissions, reasonable attorneys fees, expenses and costs, fines and penalties and (vi) the premium rebate that Seller is required to pay Banc One pursuant to
Section 3.4 of this Agreement.

         Service Transfer Date: As to any Delivery, the date agreed by the parties and specified in the related Delivery Instructions.

         Stipulation Schedule: As to a Best Efforts Flow Delivery, all preapproval stipulation schedules, postclosing stipulation schedules or similar documents, agreements, certificates and writings delivered to Seller by Banc One with respect to any Loan and related to such Delivery.

         Underwriting Guidelines: All underwriting guidelines of Banc One relating to mortgage loans similar to the Loans, as such guidelines may be changed, amended, modified or supplemented from time to time, as communicated to Seller by Banc One.

         Wire Transfer Authorization: The written authorization of Seller, in the form of Exhibit B.

         Section 1.2 Number and Gender of Words. Whenever the singular number is used, the same shall include the plural where appropriate, and vice versa; and the words of any gender shall include each other gender where appropriate. The words "herein", "hereof" and "hereunder," and other words of similar import refer to the relevant document as a whole, and not to any particular part or subdivision hereof.

Article 2         OFFERS TO SELL

         Section 2.1 Offers. From time to time, Seller may offer to Banc One one or more Loans for purchase by Banc One pursuant to one or more Delivery types, which Loans and the right to service such Loans, Seller desires to sell to Banc One. Seller shall comply with all provisions of the related Delivery Instructions applicable to any such offer. Any and all such sales and transfers shall be subject to the provisions of this Agreement and the related Delivery Instructions. Except as may be set forth in the Delivery Instructions for a specific Delivery, Banc One shall have no obligation to purchase any Loan offered by Seller.

         Section 2.2       Best Efforts Flow Delivery.

         (a) Seller may from time to time offer a Loan to Banc One for purchase by Banc One. Banc One may, in response to such an offer, issue to Seller a Stipulation Schedule, thereby obligating Banc One to purchase a Loan meeting the criteria set forth herein and in such Stipulation Schedule. The obligation by Banc One to make any such purchase shall be subject to (i) Banc One's prior receipt, and satisfactory review, of the Credit Documents relating to such Loan and (ii) the terms and conditions set forth in the Stipulation Schedule. A delivery of the Loan pursuant to a Stipulation Schedule is referred to herein as a "Best Efforts Flow Delivery." Banc One shall, as set forth in the related Stipulation Schedules, be obligated to purchase any Loan offered by Seller pursuant to a Best Efforts Flow Delivery. To the extent any Stipulation Schedule conflicts with any provision of this Agreement, the terms of the Schedule shall control over this Agreement.

         (b) With respect to any offer of Loans that is a Best Efforts Flow Delivery, Banc One shall have no obligation to purchase any Loan so offered unless (i) delivery of the Loan and all related Loan Documents and Credit

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Document are made on or before the Expiration Date set forth in the Stipulation
Schedule, (ii) the Loan conforms to the Underwriting Guidelines and (iii) all other conditions to purchase set forth in the applicable Stipulation Schedule have been satisfied on or before the Funding Date for such Loan.

         Section 2.3       Bulk Delivery.

         (a) Seller may request Banc One to purchase a pool of Loans on a bulk basis, on the terms and conditions set forth in the related Bid Confirmation Letter. If Banc One issues its Bid Confirmation Letter, Banc One shall, subject to Banc One's prior receipt, and satisfactory review, of the Loan Documents and Credit Documents relating to each specific Loan in the pool of Loans to be purchased, be obligated to purchase the Loans described in a Bid Confirmation Letter on the terms and conditions set forth in such Bid Confirmation Letter, provided that delivery of all of the Loans and the related Loan Documents and Credit Documents are made no later than the Funding Date set forth in the applicable Bid Confirmation Letter. Seller shall be obligated to sell to Banc One each pool of Loans described in the Bid Confirmation Letter. To the extent any Bid Confirmation Letter conflicts with any provision of this Agreement, the terms of the Bid Confirmation Letter shall control over this Agreement.

         (b) With respect to any offer of Loans that is a Bulk Delivery, Banc One shall have no obligation to purchase any pool of Loans so offered unless:
(i) Banc One has delivered to Seller a Bid Confirmation Letter in respect of such Delivery; (ii) Seller has paid to Banc One any fee required to be paid under such Bid Confirmation Letter, (iii) the pool of Loans conforms to the requirements of such Bid Confirmation Letter, (iv) delivery of all of the Loans and all related Loan Documents and Credit Documents are made before the Funding Date set forth in such Bid Confirmation Letter and (v) all conditions to purchase (including without limitation completion by Banc One of any required due diligence of the pool of Loans) set forth herein and in the applicable Bid Confirmation Letter have been satisfied on or prior to the Funding Date for such Loan.

         (c) Prior to each Funding Date for any Bulk Delivery, Banc One shall have the right to review the Loan Documents and Credit Documents and the Mortgaged Property securing each Loan. Banc One may reject any Loan that does not conform to such underwriting assumptions or Banc One's documentation, credit or collateral requirements, or as to which a representation or warranty contained in Section 4.2 hereof will not be correct on such Funding Date. Each such unacceptable Loan shall be deleted from this Agreement and the related Bid Confirmation Letter on or before such Funding Date. Seller shall cause its officers, servicers and employees to provide such assistance and to furnish such reasonably available information in respect to the Loans as Banc One may from time to time request.

         Section 2.4       Forward Commitment Delivery.

         (a) Banc One may, from time to time, issue to Seller a Forward Delivery Stipulation Schedule, thereby obligating Banc One to purchase Loans meeting the criteria set forth herein and in such Forward Delivery Stipulation Schedule. The obligation by Banc One to make any such purchase shall be subject to (i) Banc One's prior receipt, and satisfactory review, of the Credit Documents relating to such Loan and (ii) the terms and conditions set forth in the Forward Delivery Stipulation Schedule. A delivery of the Loans pursuant to a Forward Delivery Stipulation Schedule is referred to herein as a "Forward Commitment Delivery." Banc One shall, as set forth in the related Forward Delivery Stipulation Schedules, be obligated to purchase any Loan offered by Seller pursuant to a Forward Commitment Delivery. To the extent that any Forward Delivery Stipulation Schedule conflicts with any provision of this Agreement, the terms of the Forward Delivery Schedule shall control over this Agreement, provided that in no event will Banc One be obligated to perform under any Forward Commitment Delivery if: (i) there shall occur a breach by Seller of any of its representations, warranties, or covenants hereunder; (ii) Banc One shall have


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given Seller forty-five (45) days prior written notice that the Forward
Commitment Delivery will terminate; or (iii) ninety (90) days shall have elapsed since the date of the Forward Delivery Stipulation Schedule.

         (b) With respect to any offer of Loans that is a Forward Commitment Delivery, Banc One shall have no obligation to purchase any Loan so offered unless (i) delivery of the Loan and all related Loan Documents and Credit Documents are made on or before the Expiration Date set forth in the Forward Delivery Stipulation Schedule, (ii) the Loan conforms to the Underwriting Guidelines and (iii) all other conditions to purchase set forth in the applicable Forward Delivery Stipulation Schedule have been satisfied on or before the Funding Date for such Loan. ARTICLE 3 PURCHASE AND SALE OF LOANS.

         Section 3.1       Delivery of Loans.

         (a) Delivery to Banc One of Loan Documents, Credit Documents, and all other documents or items of the Loan File for each Loan purchased by Banc One hereunder shall be made by Seller, at Seller's sole expense, in compliance with the requirements of this Agreement, and shall occur no later than the date or dates and time required by the related Delivery Instructions and any other document delivered to Seller by Banc One pursuant thereto and relating to the Loans for which such Loan Documents and Credit Documents are being delivered. The Note for each Loan shall be endorsed "Pay to the Order of Banc One Financial Servcies, Inc. Without Recourse" and executed, either by original signature or authorized facsimile by an authorized signer of Seller.

         (b) No later than five Business Days after the Funding Date, Seller, at its sole cost and expense, shall prepare, execute and deliver to Banc One for recording in the appropriate public recording office, an Assignment, in proper form for recording, for each Loan purchased by Banc One as assignee. Banc One may request, where permitted by local law, that the Assignments be combined into one or more documents, each referring to more than one Mortgage.

         (c) Seller agrees to use its best efforts to obtain the originals of all recorded Loan Documents required to be delivered to Banc One, notwithstanding any delays by the recording offices and shall delivery each such original recorded Loan Document to Banc One promptly following receipt by Seller thereof; provided, however, that in any event Seller shall deliver to Banc One each such original recorded Loan Document within 180 days following the applicable Funding Date. If Seller is unable due to recording office delays to deliver to Banc One any original recorded Loan Document within the 180-day period following the applicable Funding Date, Seller shall, within 180 days following the applicable Funding Date, deliver to Banc One evidence from the applicable recording office to the effect that (i) the applicable Loan Document was delivered to such recording agency within the time period required hereby for such delivery and (ii) recording of such Loan Document is pending. Seller agrees at any time, and from time to time, upon the request and at the expense of Seller to use its best efforts to execute and deliver or cause to be executed and delivered such further instruments and documents of conveyance as shall be necessary to vest in Banc One legal or equitable title in and to the Loans.

         Section 3.2       Purchase and Sale.

         On each Funding Date, subject to the terms and conditions set forth in this Agreement and the applicable Delivery Instructions:

                  (i) Seller shall sell, transfer, assign and convey to Banc One, without recourse, and Banc One shall purchase and take on the Funding Date, all of Seller's right, title and interest in and to the Loans that Banc One has agreed to purchase on such date;

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                  (ii) Seller shall transfer, assign and convey to Banc One, and
Banc One shall purchase and take on the Funding Date, all of Seller's right, title and interest in and to all escrow deposit held in connection with the Loans that Banc One has agreed to purchase on such date; and

                  (iii) unless otherwise agreed to in writing by Seller and Banc One, Seller shall irrevocably assign to Banc One, and Banc One shall assume, on the Funding Date, Seller's right to service each Loan and to collect any servicing fee in connection with such Loan, all to be effective as of the related Service Transfer Date.

         Upon payment of the Purchase Price on the Funding Date, title to the Loans shall vest in Banc One. All rights arising out of the Loans including but not limited to, all funds received on or in connection with the Loans and all records or documents with respect to the Loans prepared by or which come into the possession of Seller on or after the Funding Date shall be received and held by Seller in trust for the benefit of Banc One as the owner of the Loans.

         Section 3.3 Purchase Price. On each Funding Date in accordance with the terms and conditions hereof and of the applicable Delivery Instructions, Banc One shall pay to Seller the Purchase Price by wire to Seller's bank as set forth on the Wire Transfer Authorization.

         Section 3.4       Refunds and Rebates.

         (a) If a premium is paid by Banc One to Seller on a Loan that does not have a valid and enforceable prepayment charge provision, and such Loan is prepaid in full by Mortgagor, other than by a refinancing by Banc One or any of its subsidiaries or affiliates, within the 12 moth period following the Funding Date related to such Loan, Seller shall, upon demand by Banc One, refund to Banc One the premium paid by Banc One to Seller as follows: if prepayment in full is within one (1) month of the Funding Date, 12/12ths of the premium shall be refunded; if prepayment in full is within two (2) months of the Funding Date, 11/12ths of the premium shall be refunded; if prepayment in full is within three
(3) months of the Funding Date, 10/12ths of the premium shall be refunded; if prepayment in full is within four (4) months of the Funding Date, 9/12ths of the premium shall be refunded; if prepayment in full is within five (5) months of the Funding Date, 8/12ths of the premium shall be refunded; if prepayment in full is within six (6) months of the Funding Date, 7/12ths of the premium shall be refunded; if prepayment in full is within seven (7) months of the Funding Date, 6/12ths of the premium shall be refunded; if prepayment in full is within eight (8) months of the Funding Date, 5/12ths of the premium shall be refunded; if prepayment in full is within nine (9) months of the Funding Date, 4/12ths of the premium shall be refunded; if prepayment in full is within ten (10) months of the Funding Date, 3/12ths of the premium shall be refunded; if prepayment in full is within eleven (11) months of the Funding Date, 2/12ths of the premium shall be refunded; if prepayment in full is within twelve (12) months of the Funding Date, 1/12th of the premium shall be refunded. In the event the Loan is prepaid in full later than twelve (12) months from the Funding Date, no refund shall be due. If (a) the Note carries an unenforceable prepayment charge or (b) the prepayment charge is less than the pro rated recapture premium, and Mortgagor pays the applicable prepayment charge to Banc One, Banc One agrees to recapture the premium rebate, (i) first, from the proceeds of the prepayment charge and (ii) second, from Seller, if there is any deficient balance according to the refund calculation specified above.

         (b) In the event Banc One is required to provide a refund or rebate to any Mortgagor of any points, prepaid finance charges, or similar item, which was not collected by Banc One, Seller shall immediately reimburse Banc One for the rebate or refund upon demand.

         (c) Insurance refunds or credits of any kind whatsoever shall be the sole responsibility of Seller in the event of prepayment of any Loan, cancellation of insurance or any other event requiring refunding or crediting of unearned insurance premiums. Upon Banc One's demand, Seller shall pay to Banc One, from Seller's own funds, any required insurance premium rebate resulting from the prepayment, cancellation, refinancing or other termination of any Mortgage Loan. Upon such payment, Banc One shall assign in writing any rights it had to require that the insurer reimburse Banc One for any rebate made to Mortgagor.

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         Section 3.5 Bailee Letters. Banc One agrees to enter into such bailee letters as may be reasonably required from time to time by Seller's warehouse lenders. All costs and expenses incurred by Banc One in connection therewith shall be paid promptly by Seller upon receipt by Seller of an invoice therefor.

         Section 3.6       Post Closing Accounting and Payments.

         (a) Within ninety (90) days after the Funding Date for each Loan, the parties to this Agreement shall notify the other in writing of any miscalculations, misapplied payments, unapplied payment or other accounting errors (each, a "Discrepancy") which said party has discovered and which affects the accounting of any of the Loans purchased on such Funding Date or the Purchase Price for the Loans purchased on such Funding Date. Notice under this
Section 3.6 shall include copies of documents sufficient to describe each Discrepancy. Buyer shall pay Seller or Seller shall pay Buyer, as the case may be, an amount sufficient to correct such Discrepancy, with all such adjustment calculated using the applicable purchase price premium. Any amounts due hereunder shall be paid within ten (10) days of notice by the first party to the other party.

         (b) Seller will immediately deliver to Banc One all payments received for any Loan as of or after the Funding Date, with a record of the date such payment was received by Seller.

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF SELLER.

         Section 4.1 Representations and Warranties of Seller - General. It is understood and agreed by Seller and Banc One that, as a material inducement to Banc One to enter into this Agreement, Seller hereby represents and warrants to Banc One on the date hereof and on each Funding Date:

         (a) Seller is a duly organized and validly existing Corporation and is in good standing under the laws of California and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Seller is licensed and qualified to transact the mortgage origination business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such licensing and qualification or is otherwise not required under applicable law to effect such licensing and qualification and no demand for such licensing and qualification has been made upon Seller by any state having jurisdiction and in such even Seller is or will be in compliance with the laws of any state to the extent necessary to insure the enforceability of each Loan. Seller shall deliver to Banc One no later than the date this Agreement is executed, a certificate of good standing for each state in which Seller is licensed to do business, if required and not exempt.

         (b) The execution and delivery of this Agreement by Seller and the performance by Seller of the obligations to be performed by it hereunder have been duly authorized by all necessary corporate or other similar action. Seller will deliver to Banc One within ten (10) days after the date this Agreement is executed by Seller, and in no event later than the first Funding Date, copies of relevant corporate or similar resolutions, certified by the Secretary or an Assistant Secretary of Seller, authorizing the execution and delivery of this Agreement and the performance by Seller of the obligations under this Agreement.

         (c) Seller has the full power and authority to hold each Loan, to sell each Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement; including without limitation, the ability to effect a valid and enforceable assignment of all of Seller's rights, title and interest under the Notes, Mortgages, and the other Loan Documents.

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         (d) This Agreement, when duly executed and delivered by Seller, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles.

         (e) Neither the execution and delivery of this Agreement, the acquisition or origination of the Loans by Seller, the sale of the Loans to Banc One, the consummation of the transactions contemplated by this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will violate Seller's articles of incorporation, articles of association, charter or by-laws, or other governing or constituent documents, or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) which may be applicable to Seller or any of its assets. As of the date of this Agreement, Seller has delivered to Banc One an Officers' Certificate of Seller substantially in the form attached hereto as Exhibit A.

         (f) The execution and delivery of this Agreement by Seller and the performance by Seller of the obligations to be performed by it hereunder do not, and will not, violate any provision of law, rule, regulation, order, writ, judgment, decree, determination or award present in effect having applicability to Seller. All parties that have had any interest in the Loans, whether as mortgagee, assignee or pledgee are (or during the period in which they held and disposed of such interest, were) in compliance with all applicable licensing requirements of the federal, state, and local government wherein the Mortgaged Property is located.

         (g) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened against or affecting Seller or the properties of Seller before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to Seller, would materially and adversely affect the sale of the Loans to Banc One, the execution, delivery or enforceability of this Agreement, or have a material adverse effect on the financial condition, properties or operations of Seller.

         (h) No consent, approval, authorization, exemption or order of, or notice to or registration or filing with, any governmental agency, authority or administrative or regulatory body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement, the delivery of the Loan Files to Banc One, the sale of the Loans to Banc One or the consummation of the transactions contemplated by this Agreement.

         (i) Seller has no liability or obligation of any nature, secured or unsecured (whether accrued, absolute, contingent or otherwise) which will have a material adverse effect on the Loans or the performance of Seller's obligations under this Agremeent.

         (j) The execution and delivery of this Agreement by Seller and the performance by Seller of the obligations to be performed by it hereunder do not and will not result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Seller is a party or by which it or its properties may be bound or affected.

         (k) All information provided by Seller to Banc One in any document, schedule, certificate or other written information delivered pursuant to, or contemplated by, this Agreement is true, correct and complete in all respects as of the date of such document or certificate, or if not true, correct or complete in any material respect, has been corrected by Seller and, as corrected all such information is true, correct and complete as of the date of such correction.

         (l) Seller has not, in connection with each Loan purchased by Banc One, incurred any obligation, made any commitment or taken any action that might result in a claim against Banc One or an obligation by Banc One to pay a sales brokerage commission, finder's fee or similar fee in respect to the transactions between Banc One and Seller as described in this Agreement. Seller agrees to indemnify and hold Banc One harmless from and against any claims, liabilities, damages or costs (including reasonable attorney fees) relating to any broker, agent or finder or other person, who shall claim to have dealt on behalf of Seller in connection with the transactions contemplated by this Agreement.

         (m) Seller has not transferred any Loan to Banc One with any intent to hinder, delay or defraud any of Seller's creditors.

         (n) Except with the prior written approval of Banc One, Seller shall not materially amend its policies or practices with respect to account terms and conditions, including marketing, customer services, origination, underwriting, collection of, or accounting for the Loans to be sold to Banc One pursuant to this Agreement.

         (o) The consummation of the transactions contemplated by this Agreement and the Delivery Instructions are in the ordinary course of business of Seller.

         (p) Seller used no adverse selection procedures in selecting the Loans from among the outstanding loans in Seller's portfolio as to which the representations and warranties set forth in Section 4.2 hereof could be made as of the Funding Date.

         (q) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

         (r) Seller is not insolvent, the sale of the Loans will not cause Seller to become insolvent and Seller is not aware of any pending insolvency. The consideration received by Seller upon the sale of the Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Loans.

         (s) Each of the Loan Documents and Credit Documents for the Loans to be purchased hereunder are on forms previously given to Banc One for review. Seller has given Banc One copies of all allegations of violations of state or federal law (including but not limited to all statutes, regulations, official staff commentaries or case law) with respect to any such form of the Loan Documents or Credit Documents, or the practices of Seller, any services for Seller, or any predecessor of Seller with respect to such forms, whether by letter, complaint, legal proceeding, arbitration, administrative proceeding, audit, examination, or any other manner that would put Seller on notice of any such alleged violation ("Violation Information"). At any time that there remains pending a Best Efforts Flow Delivery, Bulk Delivery, or a Forward Commitment Delivery Seller shall promptly delivery to Banc One hereafter, copies of all future Violation Information.

         (t) The origination practices used by Seller with respect to the Loans have been, in all material respects, legal, proper, prudent and customary in the mortgage lending business.

         Section 4.2 Representations and Warranties of Seller as to Each Loan. It is understood and agreed by Seller and Banc One that, as a material inducement to Banc One to enter into this Agreement and purchase Loans from Seller hereunder, Seller hereby represents and warrants to Banc One as of the related Funding Date for each Loan purchased on such Funding Date that:

         (a) Seller is a holder-in-due-course of each Note within the meaning of the Uniform Commercial Code in effect for the jurisdiction where the Mortgaged Property is located and where the Mortgagor is domiciled, and is the sole owner of the Loan and has the right to assign and transfer the Loan to Banc One. Seller has not sold, assigned or otherwise transferred any right or interest in or to the Loan and has not, unless disclosed to Banc One in writing, pledged the Loan as collateral for any loan or obligation of Seller or other purpose. The assignment of the Loan by Seller to Banc One validly transfers such Loan to Banc One free and clear of any pledges, liens, claims, encumbrance, mortgages, charges, exceptions or security interests.

         (b) Seller has transferred to Banc One all of its right, title and interest in the Note, the related Mortgage and the Loan Documents and Loan Files, and Banc One has purchased such Loan and the related Note, Mortgage, Loan Documents and Loan Files, with an individual current hazard insurance policy (including fire and extended coverage and other mattes as are customary in the area of the Mortgage Property), or a blanket policy in lieu thereof, or a certificate if Banc One agrees in writing to accept a certificate, insuring the Mortgaged Property, with a loss payable clause in favor of Seller, its successors and assigns in an amount equal to at least ninety percent (90%) of the replacement value of the Mortgaged Property.

         (c) Immediately prior to transfer of such Loan to Banc One, Seller had good, marketable and indefeasable title to, and was the sole owner and holder of, the Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"). Seller shall have transferred all of its right, title and interest in and to the Loan to Banc One and Banc One will hold good, marketable and indefeasible title to, and be the sole owner of, such Loan subject to no liens.

         (d) The Outstanding Principal Balance of any Loan on the Funding Date does not exceed the original principal balance of the Note.

         (e) All information relating to the Loan that has been provided by Seller to Banc One in any document, schedule or certificate, and any other written information delivered pursuant to, or contemplated by, this Agreement or the related Delivery Instructions is true, correct and complete in all respects as of the date of such document or certificate, or if not true, correct or complete in any material respect, has been corrected by Seller and as corrected all such information is true, correct and complete as of the date of such correction.

         (f) No loan was made to facilitate the sale of other real estate owned.

         (g) No instruments, other than those delivered herewith or with the Loans on the related Funding Date are required under applicable law to evidence the indebtedness represented by the Loan or to perfect the lien of the related Mortgage.
         (h) Except as has been disclosed and agreed to by Banc One in writing, there is no agreement with the Mortgagor regarding any variation of the interest rate and schedules of payment (except as described in Note and Mortgage) or other terms and conditions of the Loan, no Mortgagor has been released from liability on the Note, and no property has been released from the Mortgage. If the Loan is a variable rate loan, Seller represents and warrants as of each subsequent Funding Date that all applicable notices required by law or regulation have been provided to the Mortgagor and that the right to future changes in the interest rate and payment schedules has not been waived by Seller or any previous holder of the Loan.

         (i) The Loan is secured by a valid Mortgage, of the agreed-up priority, on residential property, and such Mortgage has been properly received by the appropriate public recording official to be filed, recorded or otherwise perfected in due-course in accordance with applicable law in the appropriate jurisdiction.

         (j) Seller holds a marked-up title policy or a title insurance binder or title certificate which is in full force and effect; which has an insurance limit at least as great as the outstanding principal balance of the Loan; which names the Seller, its successors and assigns as the insured party; and which is issued by a title insurer that is licensed and qualified to do business in the jurisdiction where the Mortgaged Property is located. The policy referred to in this Section 4.2(j) shall:

                  (i) insure the absence of any lien of taxes and other assessments, other than real property taxes which are not delinquent;

                  (ii) disclose whether all taxes and other assessments due as of the date of the policy have been paid in full;

                  (iii) disclose all other matters concerning the particular property which are customarily disclosed in standard ALTA mortgage policies;

                  (iv) permit Banc One as assignee to have and hold all rights as the insured lender thereunder without any further charge, act or required notice to said insurer;

                  (v) contain an endorsement insuring all modifications to the Loan which are necessary in order for the policy to be effective for the modifications; and

                  (vi) be a standard ALTA policy unless unavailable in that jurisdiction, in which event the policy shall be on such form as is customary in the jurisdiction for similar loans.

         If Banc One purchases a Loan having relied on a marked-up title insurance binder or title certificate rather than a title insurance policy, Seller shall have 30 days to deliver to Banc One the title insurance policy.

         (k) The Note and the related Mortgage contain customary, valid, legal and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security created thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the Mortgagor that would materially interfere with the right to sell the Mortgaged Property.

         (l) The proceeds of the Loan have been fully disbursed and any and all requirements as to completion of on-site and off-site improvements and disbursement of any escrow funds therefor have been complied with and any advances made after the date of origination of the Loan but prior to the Funding Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment terms reflected on the respective Mortgage and Note. The consolidated principal amount does not exceed the original principal amount of the related Loan. The Note does not permit or obligate the mortgagee to make future advances to the related Mortgagor at the option of the Mortgagor; and there are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents that previously became due and owing have been paid or (2) an Escrow Payment has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed but is not due and payable. Except for payments in the nature of Escrow Payments, including without limitation, taxes and insurance payments, Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a third party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Note, except for interest accruing from the date of the Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day that precedes by one month the due date of the first installment of principal and interest.

         (m) No instrument of release or waiver has been executed in connection with the Loan and no Mortgagor has been released in whole or in part from the obligations arising under the Note and Mortgage.

         (n) All individual insurance policies contain a standard mortgage clause naming Seller, its successors and assigns, as mortgagee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

         (o) The terms of the Mortgage and Note have not been impaired, altered or modified, except by a written instrument that has been recorded or is in the process of being recorded, if necessary, and which has been or will be recorded, and all subsequent assignments of the original Mortgage (other than the assignment from Seller to Banc One) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Seller, or, pursuant to the terms and conditions hereof, is in the process of being recorded.

         (p) If required or permitted by applicable state law, Seller has filed for record a request for notice of any action by a senior lienholder under a senior lien, or by any governmental authority with respect to any tax or assessment that can become a lien on the Mortgaged Property, and Seller has notified any senior lienholder or governmental authority of the existence of the Loan and requested notification of an action to be taken against the Mortgagor by the senior lienholder or governmental authority. Seller shall, upon the request of Banc One, cooperate in recording a new request for action in favor of Banc One and in providing senior lienholders or any governmental authority with written requests for notification to Banc One of action against the Mortgagor.

         (q) The Note and the related Mortgage each contain a valid and enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

         (r) The Note related to such Loan provides for a schedule of substantially level and equal monthly payments that are sufficient to amortize fully the principal balance of such Loan over a period of time equal to the amortization period of such Note (assuming, with respect to any Loan as to which interest thereon is charged to the obligor thereof on the outstanding principal balance calculated based on the actual number of days elapsed between receipt of the obligor's last payment through receipt of the obligor's most current payment and all payments are made on the due dates thereof).

         (s) The Loan was not originated under a buydown plan or under a limited documentation program, unless identified in writing in the related Delivery Instructions to Buyer.

         (t) The Loan does not have a shared appreciation feature, or other contingent interest feature.

         (u) If the Loan provides for any prepayment premium or charge (a "Prepayment Charge") to be paid by the obligor under the Note in connection with any prepayment, Seller represents and warrants to Banc One that such Prepayment Charge is enforceable and is in compliance with all applicable laws, rules and regulations.

         (v) The Note and the related Mortgage and the Loan Documents: genuine; the valid instruments they purport on their face to be; the legal, valid, binding and enforceable obligation of the Mortgagor thereunder and are not subject to any discount, allowance, set off, counterclaim, presently pending bankruptcy or other defenses; are neither forged nor have affixed thereto any unauthorized signature; were entered into by persons with the required legal capacity; and are not subject to any foreclosure (including any non-judicial foreclosure) or any other legal action brought by Seller or any senior lienholder.

         (w) All parties to the Loan and the Mortgage had full legal capacity to execute all documents related to such Loan and to convey the estate therein purported to be conveyed.

         (x) All matured obligations pursuant to the Note and the related Mortgage have been paid or performed and there is no default, breach, violation or event of acceleration existing.

         (y) The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Note or the related Mortgage, or the exercise of any right thereunder render either the Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

         (z) There is no obligation on the part of the Seller or any other party to make payments in addition to those made by Mortgagor under the Loan.

         (aa) The Loan is not contractually delinquent by more than 29 days and the Loan has not at any time been renewed for the purpose of concealing the delinquency of any Person obligated thereon.

         (bb) Except as expressly disclosed to and agreed to by Banc One in writing, each Loan conforms to the underwriting and documentation guidelines of Banc One in effect on such Funding Date.

         (cc) There are no violations of any applicable federal or state law or regulation, including without limitation, Fair Credit Reporting Act, the Federal Truth-in-Lending Act and Regulation Z, the Federal Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Real Estate Settlement Procedures Act and Regulation X, the Federal Debt Collection Practices Act, the Home Mortgage Disclosure Act and Regulation C of the Community Reinvestment Act, the Home Ownership and Equity Protection Act of 1994, any similar state or federal law or regulation or interpretation thereof affecting or regarding the solicitation, origination, servicing or collection of the Loans, or any federal or state usury law or regulation. All disclosures required by law, rule, regulation or any interpretation thereof, whether federal, state or local, were properly made by Seller or the Lender prior to the closing of the Loan. If such Loan refinances a prior mortgage loan, Seller provided Mortgagor with all notices and rescission rights required by applicable law.

         (dd) All Appraisals made in connection with any Loan shall have been performed in accordance with the standards set by Fannie Mae and by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and the rules and regulations thereunder, as from time to time amended.

         (ee) If the Loan is (i) a "high cost mortgage" as defined in Section 152(a) of the Home Ownership and Equity Protection Act of 1994 ("HOEP") or (ii) otherwise subject to the requirements of the HOEP, Seller represents and warrants to Banc One that such Loan was made in compliance with all applicable laws, rules and regulations governing or pertaining to such loans.

         (ff) No Loan financed debt cancellation coverage (as defined in 12 C.F.R. 226.4(d)(3)(ii)) or is subject to debt cancellation coverage, regardless of whether the charge for such coverage was included in the finance charge for the Loan.

         (gg) There is no delinquent tax, fee or assessment, or lien resulting therefrom, on the Mortgaged Property.

         (hh) There are no mechanic's liens or similar liens or claims that have been filed for work, labor or material affecting the Mortgaged Property that are or may be liens prior to or equal with the lien of the related Mortgage and the lien of any senior mortgage permitted by Banc One.

         (ii) The Mortgaged Property is free and clear of material damage and waste and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property.

         (jj) No impediments to title exist that could adversely affect the value, enjoyment or marketability of the Mortgaged Property.

         (kk) There is no default, breach, violation or event of acceleration existing under any mortgage whose lien is senior to that of the Mortgage which, with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event of acceleration. No such senior lien provides for interest thereon to be paid at a variable or changing rate of interest.

         (ll) No hazardous or toxic materials or wastes or products regulated by any law or ordinance or asbestos or asbestos products or materials or polychlorinated biphenyls or urea formaldehyde insulation have been used or employed in the construction, use or maintenance of the Mortgaged Property or have ever been stored, treated at or disposed of on the Mortgaged Property. The Mortgaged Property is free and clear of all hazardous materials or substances. There has not occurred nor has any Person alleged that there has occurred upon the Mortgaged Property any spillage, leakage, discharge or release into the air, soil or groundwater of any hazardous material, substance or regulated wastes.

         (mm) The Mortgaged Property is improved by a one to four family residential dwelling, including without limitation, condominiums and townhouses, but excluding manufactured homes and mobile homes and was lawfully occupied as of the related Funding Date.

         (nn) Each Loan is secured by the lien of its related Mortgage.

         Section 2.1 Representations and Warranties of Banc One. Banc One hereby represents and warrants to Seller on the date hereof as follows:

         (a) It is an Indiana corporation, duly organized validly existing and in good standing under the laws of the State of Indiana and is duly qualified where required in all jurisdictions in which any Loans are purchased and/or serviced.

         (b) The execution and delivery of this Agreement and the performance of the obligations to be performed hereunder have been duly authorized by all necessary corporate or other similar action.

         (c) The execution of this Agreement by Banc One and the obligations to be performed hereunder by it do not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or to its articles of incorporation or bylaws.

         (d) The execution of this Agreement by Banc One and the obligations to be performed hereunder do not and will not result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected.

         (e) This Agreement, when duly executed and delivered by Banc One, constitutes a legal, valid and binding obligation of Banc One, enforceable against Banc One in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles.

         (f) There are no actions, suits or proceedings pending or, to Banc One's knowledge, threatened against or affecting Banc One or the properties of Banc One before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to Banc One, would materially and adversely affect the financial condition, properties or operations of Banc One.

         (g) The transactions contemplated by this Agreement are in the ordinary course of business of Banc One.

         (h) The Loans received by Banc One for the Loans purchased pursuant to this Agreement together with Seller's obligations under this Agreement constitutes a fair consideration and reasonably equivalent value for the payment of the Purchase Price to the Seller.

         (i) Banc One has not, in connection with each Loan purchased from Seller, incurred any obligation, made any commitment or taken any action that might result in a claim against Seller or an obligation by Seller to pay a sales brokerage commission, finder's fee or similar fee in respect to the transactions between Seller and Banc One as described in this Agreement. Banc One agrees to indemnify and hold Seller harmless from and against any claims, liabilities, damages, or costs (including reasonable attorney fees) relating to any broker, agent or finder or other person, who shall claim to have dealt on behalf of Banc One in connection with the transactions contemplated by this Agreement.

ARTICLE 3         SERVICING TRANSFER

         Section 3.1 Transfer of Servicing. As of each Funding Date, Seller shall transfer to Banc One any and all rights to service the Loans sold on the related Funding Date, including but not limited to Seller's right to receive all payments and receivables with respect to the Loans, custody of the Escrow Payments, and all servicing rights as owner and holder of the Loans. Notwithstanding the foregoing, Seller shall continue to service the Loans as interim service for Banc One, without charge, following the Funding Date and until the corresponding Service Transfer Date. Banc One shall assume responsibility for servicing the Loan on and after such Service Transfer Date. Seller shall ensure that all Escrow Payments are received by Banc One within five (5) Business Days after the Funding Date. If such balances are not received by Banc One within such five day period, Seller shall remit to Banc One, in immediately available funds, an amount equal to said balances together with Accrued Interest thereon, from the Funding Date to the date on which Seller transfers such Escrow Payments to Banc One, at a rate per annum equal to the sum of the Federal Funds Rate plus 2% per annum.

         Section 3.2 Interim Servicing.

         (a) Unless otherwise agreed in writing by the parties, Seller shall interim service the Loans, in conformance with applicable law and Accepted Servicing Practices.

         (b) Seller shall deliver "good-bye letters" to each Mortgagor on behalf of Banc One, in compliance with the notice requirements of the Cranston Gonzalez National Affordable Housing Act of 1990, as the same may be amended, and all other applicable federal, state and local laws and regulations. Banc One shall cooperate by providing Seller with any information necessary to complete the notices. Banc One shall approve any such notices sent by Seller, prior to the date mailed. Seller shall deliver to Banc One a copy of the notice sent with respect to each Loan sold on such Funding Date.

         (c) Within five (5) Business Days after the Service Transfer Date, Seller shall remit to Banc One, by wire, all amounts received by Seller prior to and including the Service Transfer Date (including without limitation, monies received or held in reserve for the payment of taxes, insurance premiums or other charges in connection with the Loan, plus interest thereon), together with the following:

                  (i) A summary of remittances (including the account numbers, amount of payments, date of payments, amount of escrow and account reserves);

                  (ii) A trial balance of Loans;

                  (iii) A loan history; and

                  (iv) As appropriate, arrears reports, prepaid reports, reports of Loans added or removed, and reports of unpaid monthly payments and of principal prepayments.

         (d) During the interim servicing period, Seller shall take no action to compromise, renew, modify or alter the terms of a Loan or to commence any judicial or non-judicial action to collect a Loan without the prior written consent of Banc One. Any payments or monies received or held by Seller from or on behalf of a Mortgagor after the Funding Date shall be held in trust by Seller for the benefit of Banc One and shall be immediately delivered to Banc One.

         Section 3.3 Private Mortgage Insurance. If applicable, Seller shall provide any notification to private mortgage insurance companies necessary to ensure continuation of such insurance upon transfer of the Loans to Banc One.

         Section 3.4 IRS Reporting and Examinations.

         (a) Unless otherwise agreed in writing prior to the applicable Funding Date, to the extent required by law, Seller shall report to the Internal Revenue Service (the "IRS") and each Mortgagor the amount of interest paid (including without limitation, the obligations with respect to Forms 1098 and 1099 and back up withholding with respect to same if required) by such Mortgagor on the Loan on which he or she is the Mortgagor from the date of the advance made by Seller to such Mortgagor through and including the Service Transfer Date, and Banc One shall thereafter report to the IRS and each Mortgagor the amount of interest paid by such Mortgagor on the Loan on which he is the Mortgagor.

         (b) Banc One and Seller shall cooperate fully with each other in connection with any examination conducted by any tax authority after each Funding Date, provided that nothing herein shall be construed as obligating Banc One or Seller to disclose or furnish any tax information note related to the transfer of the Loans. Banc One and Seller shall inform each other promptly of any material developments in the course of any such examination, the results of any such examination, and any proceeding related thereto.

         Section 3.5 Custody of Loan Documents. To the extent any Loan Documents are delivered by Seller to Banc One prior to the payment by Banc One to Seller of the Purchase Price for the related Loans, such Loan Documents will be held by Banc One in trust for Seller until such time as the Purchase Price for the same is paid. If the related Loans are not purchased by Banc One, such Loan Documents will be promptly returned to Seller as directed by Seller at Seller's expense.

         Section 3.6 Books and Records. Seller agrees to keep and maintain such books and records so as to meet and comply with all applicable laws and the requirements or recommendations of the Equal Credit Opportunity Act (15 U.S.C. ss. 1601 et seq.) and the Truth in Lending Act (15 U.S.C. ss. 1600 et seq.). The same shall be available to Banc One at any time, upon reasonable notice, during business hours, for examination and audit to the extent required to determine compliance with such laws. Such records shall include a loan register documenting all loan applications taken on Loans purchased by Seller.

ARTICLE 4         BREACH OF REPRESENTATION AND WARRANTIES

         Section 4.1 Remedy for Breach. In addition to any rights or remedies Banc One has at law or in equity, if either (i) any representation or warranty set forth herein or in any writing delivered hereunder or in connection herewith was not true on the date made or (ii) the Seller breaches its obligations under
Section 3.1 hereof, Seller shall upon demand of Banc One and at the sole option and absolute discretion of Banc One: (a) repurchase the Loan affected for the Repurchase Price within ten (10) days of notification or such other time as to which the Seller and Banc One may agree; or (b) if the Loan(s) has been sold by Banc One or the Mortgaged Property has been liquidated or sold by Banc One, Seller shall, within ten (10) days of notification, pay Banc One an amount equal to the Loss (defined below).

         With respect to the representations and warranties set forth herein or in any writing delivered hereunder or in connection herewith that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Seller or Banc One that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation add warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representations or warranty, and Seller shall be required to repurchase the Loan affected as provided in this Section 6.1.

         As used herein, the term "Loss" means the negative result, if any, of the following calculations: (x) the total of: (i) the outstanding principal balance of the Loan, with Accrued Interest thereon from the last date payment received through the date the Loan is sold or date the collateral is liquidated;
(ii) all advances by Banc One and all charges due from the Mortgagor; (iii) the total amount paid by Banc One to any senior lienholders, if any, to secure a first lien position; (iv) Accrued Interest on all mortgage loans purchased from senior lienholders from the date such mortgage loans were purchased through the date the Loan is sold or the date the collateral is liquidated; and (v) all other reasonable and necessary expenses, losses and damages incurred by and/or paid by Banc One in connection with the Loan or an investigation of said Loan or the sale of liquidation of the Loan and/or the related collateral, including, but not limited to, reasonable attorney fees, expenses and costs, property taxes, maintenance costs, insurance, appraisals, advertising, sales commissions, fines and penalties, less the (y) net proceeds from the sale of the Loan or the sale of liquidation of the Mortgaged Property or the collateral.

         Section 4.2 Reassignments. Upon receipt of the Repurchase Price, in full, in immediately available funds, Banc One shall, at Seller's sole expense, reassign the Loan affected and any right it may have in the relevant Mortgaged Property to Seller free and clear of all liens, encumbrances, claims, or interest of any person or entity claiming by, through, or under Banc One, without recourse, representation or warranty, and shall execute and deliver to Seller, at Seller's sole expense, an assignment in recordable form of Banc One's beneficial interest in the affected Mortgage as well as other documents necessary to reflect the reassignment of any title protection and insurance policies.

         Section 4.3 Remedy to Insure Accuracy of Real Estate Appraisals. Within one hundred twenty (120) days after any Loan purchase, Banc One may, at its own expense, in order to verify the accuracy of real property appraisals prepared for Seller, order a reappraisal of the Mortgaged Property to determine the property value at the date of the original appraisal. If the reappraisal obtained by Banc One indicates a fair market value which is more than fifteen (15%) percent less than the original appraisal value, then upon receipt by Seller from Banc One of a signed copy of the reappraisal, Seller, at its option within thirty (30) days of the receipt of the reappraisal from Banc One, may either (i) repurchase the Loan at the Repurchase Price and reimburse Banc One for the cost of the reappraisal, or (ii) provide Banc One another signed Appraisal of the property showing a fair market value as of the date of the original appraisal which is no more than fifteen percent (15%) less than the original appraisal value.

ARTICLE 7         INDEMNIFICATION

         Section 7.1 Indemnification.

         (a) Seller agrees to protect, indemnify, and hold Banc One and its employees, officers, and directors, harmless against, and in respect of, any and all losses, liabilities, costs and expenses (including reasonable attorney's fees), judgments, damages, claims, counterclaims, demands, actions or proceedings, by whomsoever asserted, including but not limited to, the Mortgagors, against any person or persons who prosecute or defend any actions or proceedings as representatives of or on behalf of a class or interested group, or any governmental instrumentality, body, agency, department or commission, or any administrative body or agency having jurisdiction pursuant to any applicable statute, rule, regulation, order or decree, or the settlement or compromise of any of the foregoing, arising out of: (i) the breach or violation of any obligation, representation, covenant, or warranty of Seller hereunder; or (ii) any suit, action, proceeding, claim or investigation pending or threatened against Seller or affecting any Loan from any matter or state of facts which was not disclosed in advance in writing to Buyer prior to the purchase of any Loan to which it relates regardless of whether the matter is ultimately successfully concluded.

         (b) If Banc One at any time becomes subject to any legal action, including counterclaims, wherein the claim is based upon facts that would constitute a breach of any one of more of the warranties, covenants, and representations made or assumed by Seller under the terms hereof, Seller shall thereupon, at Banc One's option, repurchase without recourse, representation or warranty such Loan at the Repurchase Price. Notwithstanding any such repurchase, Seller will continue to indemnify Banc One in the manner provided herein.

         (c) Banc One agrees to protect, indemnify, and hold Seller and its employees, officers, and directors, harmless against, and respect of, any and all losses, liabilities, costs and expenses (including reasonable attorney's fees), judgments, damages, claims, counterclaims, demands, actions or proceedings, by whomsoever asserted, including but not limited to, the Mortgagor's, against any person or persons who prosecute or defend any actions or proceedings as representatives of or on behalf of a class or interested group, or any governmental instrumentality, body, agency, department or commission, or any administrative body or agency having jurisdiction pursuant to any applicable statute ,rule, regulation, order or decree, or the settlement or compromise of any of the foregoing, arising out of any misrepresentation, or breach of any covenant or warranty of Banc One contained in this Agreement for any claim by a third party, regardless of whether the claimant is ultimately successful, which if true would be such a misrepresentation or breach.

         Section 7.2 Notification of Claim Right. If any party to this Agreement (an "Indemnitee") receives written notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement (a "Third Party Claim") against or affecting such Indemnity, and if such assertion were presumed to be true (regardless of the actual outcome) and the other party could be obligated to provide indemnification under this Agreement (an "Indemnifying Party"), then such Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event no later than twenty (20) calendar days after receipt of such written notice of such Third Party Claim.

         Section 7.3 Immediate Action Required. If it is reasonably determined by the Indemnitee that immediate action is required to address a Third Party Claim, the Indemnitee is authorized to take immediate action without prior notice to the Indemnifying Party, and thereafter give notice to the Indemnifying Party as soon as practicable. In such event, the Indemnitee shall be entitled to recover from the Indemnifying Party to the extent the Indemnifying Party is liable for indemnification hereunder.

         Section 7.4 Right to Defend. The Indemnifying Party shall have the sole right to defend any Third Party Claim at its sole expense and by its own counsel (which counsel must be reasonably satisfactory to the Indemnitee), by giving written notice to the Indemnitee admitting its obligation to indemnify the Indemnitee for the Third Party Claim (the "Notice to Defend"). The Notice to Defend must be delivered to the Indemnitee no later than twenty (20) calendar days after receipt of the above-described notice of such Third Party Claim. If the Indemnifying Party does not give a Notice to Defend within that period, the Indemnifying Party may participate in (but not control) the defense of any Third Party Claim assisted by counsel of its own choosing; provided, however, that the Indemnitee shall have the sole right to make any significant decisions with respect to the defense of such Third Party Claim including the settlement or compromise of such Third Party Claim, and the Indemnifying Party will be liable for all costs and expenses, and all settlement amounts (subject to and in accordance with Section 7.9 but only to the extent the Indemnifying Party is liable for indemnification hereunder). During the period prior to receiving the Notice to Defend, the Indemnitee can proceed to defend the claim, action or proceeding, and the Indemnitee shall be entitled to recover from the Indemnifying Party costs and fees (including attorneys' fees) incurred in connection with the defense to the extent the Indemnifying Party is liable for indemnification hereunder.

         Section 7.5 Equitable Remedies. Notwithstanding anything in this Article to the contrary, the Indemnifying Party shall not be entitled to participate in, and the Indemnitee shall be entitled to have sole and absolute control over, the defense, compromise or settlement of, any claim to the extent that the claim seeks an injunction or other similar equitable relief against the Indemnitee.

         Section 7.6 No Response. If the Indemnitee does not receive a Notice to Defend with respect to a Third Party Claim within the twenty (20) day period described in Section 7.4 the Indemnitee may, at its option, solely defend the Third Party Claim assisted by counsel of its own choosing, and the Indemnifying Party will be liable for all costs, fees and expenses (including attorneys' fees), and all settlement amounts (subject to and in accordance with Section 7.9 but only to the extent the Indemnifying Party is liable for indemnification hereunder).

         Section 7.7 Defense Costs. If, within the twenty (20) day period set forth in Section 7.4, an Indemnitee receives a Notice to Defend from an Indemnifying Party with respect to any Third Party Claim, the Indemnifying Party will not be liable for any legal expenses incurred by the Indemnitee after receipt of the Notice to Defend in connection with the defense thereof; provided, however, that if, after giving a Notice to Defend, the Indemnifying Party fails to take reasonable steps necessary to diligently defend such Third Party Claim within the earlier of: (i) twenty (20) calendar days after receiving written notice from the Indemnitee that the Indemnitee believes, after due inquiry, that the Indemnifying Party has failed to take such steps, or (ii) within such period necessary in the reasonable judgment of the Indemnitee to not prejudice the defense of such Third Party Claim, then the Indemnitee may, at its option, solely assume the defense of the Third Party Claim, assisted by counsel of its own choosing, and the Indemnifying Party will be liable for all reasonable costs, fees and expenses (including attorneys' fees), and all settlement amounts (subject to and in accordance with Section 7.9) and all other liabilities, losses; damages and injuries paid or incurred in connection therewith where the Indemnifying Party is liable for such other liabilities, losses, damages and injuries pursuant to this Article 7.

         Section 7.8 Additional Recoveries. In addition to other remedies available under this Article, if (i) the Indemnitee has available defenses, counterclaims or third party claims that are not available to the Indemnifying Party, (ii) a claim seeks an injunction or other similar equitable relief against the Indemnitee, or (iii) the claim seeks any remedy or relief other than a monetary claim, then the Indemnitee shall be entitled to recover from the Indemnifying Party its reasonable costs, fees and expenses (including attorneys' fees) incurred in defending such Third Party Claim, and all settlement amounts (subject to and in accordance with Section 7.9) and all other liabilities, losses, damages and injuries paid or incurred in connection therewith to the extent that the Indemnifying Party is liable for indemnification hereunder.

         Section 7.9 Settlement. In the circumstances described in Section 7.4 where the Indemnifying Party has the sole right to defend the Third Party Claim, the Indemnifying Party shall have the sole right to settle such claim. In all other circumstances, if there is a dispute between the Indemnifying Party and Indemnitee concerning whether a Third Party Claim should be contested, settled or compromised, it shall be settled, compromised, or contested, in accordance with Section 7.10; provided, however, that the Indemnitee, or its respective successors or assigns, shall neither be required to refrain from paying or satisfying any claim which the Indemnifying Party has not acknowledged in writing its obligation to indemnify the Indemnitee, or which has matured by court judgment or decree, unless appeal is taken thereafter and proper appeal bond posted by the Indemnifying Party, nor shall the Indemnitee be required to refrain from paying or satisfying any Third Party Claim after and to the extent that such Third Party Claim has resulted in an unstayed injunction or other similar equitable relief against the Indemnitee or in an imposition of a lien upon any of the properties or assets then held by the Indemnitee or its respective successors and assigns (unless such claim shall have been discharged or enforcement thereof stayed by the filing of a legally permitted bond by the Indemnifying Party or otherwise, at its sole expense), or result in a breach or default in a lease or other contract by which any of them is bound, or would materially adversely affect their respective assets, businesses or financial condition.

         Section 7.10 Objections to Settlement. In the event that the Indemnifying Party, on the one hand, or the Indemnitee, on the other hand, has reached a good faith, bona fide settlement agreement or compromise, subject only to approval hereunder, with any claimant regarding a matter which may be the subject of indemnification hereunder and desires to settle on the basis of such agreement or compromise, such party who desires to so settle or compromise shall notify the other party in writing of its desire setting forth the terms of such settlement or compromise (the "Notice of Settlement"). The Third Party Claim may be settled or compromised on such basis unless within twenty (20) days of the receipt of the Notice of Settlement the party who issued the Notice of Settlement receives a notice from the other party of its desire to continue to contest the matter (the "Notice to Contest") and, in such case:

                  (i) should the Indemnitee deliver a Notice to Contest, the claim shall be so contested and the liability of the Indemnifying Party shall be limited as provided in clause (iii) below;

                  (ii) if the settlement or compromise could resulting a claim for indemnification being made against the Indemnifying Party and if the Indemnifying Party delivers the Notice to Contest, the claim shall be so contested and the liability of the Indemnitee shall be limited as provided in clause (iii) below; and

                  (iii) if a matter is contested as provided in clauses (i) and
         (ii) above and, is later adjudicated, settled, compromised or otherwise disposed of and such adjudication, compromise, settlement or disposition results in a liability, loss, damage or injury, in excess of the amount for which one party desired previously to settle the matter, then the liability of such party shall be limited to the lesser proposed settlement amount and the party contesting the matter shall be solely responsible for the amount in excess of the lesser proposed settlement amount and without regard to any minimum or maximum restriction on liability described in the Agreement.

         For an Indemnifying Party's Notice to Contest to be effective, it must also state that the Indemnifying Party acknowledges and agrees that it shall be obligated to indemnify the Indemnitee for any amount in excess of the lesser proposed settlement amount as described in sub-paragraph (iii) above. Except for such obligation for the excess of the lesser proposed settlement amount acknowledged in a Notice to Contest, the giving of or failure to give a Notice to Contest by any party shall not be construed or implied as an acknowledgment by such party of an obligation for indemnification under this Article 7.

         Section 7.11 Waiver. The Indemnifying Party hereby expressly waives and renounces any and all rights to make a claim against the Indemnitee or its respective directors, officers, agents or employees based upon a right or claim of any Third Party to which it may become subrogated as a result of making any payment for indemnification hereunder except to the extent that such waiver adversely affects any rights of subrogation of an insurer under an applicable insurance policy; provided however, nothing herein is intended to constitute a waiver by the Indemnifying Party of any rights of subrogation to which it may be entitled against persons other than those described herein.

         Section 7.12 Direct Claims. Any claim by an Indemnitee for indemnification other than indemnification against a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of twenty (20) calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not respond within the twenty (20) calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under this Article 7.

         Section 7.13 Insurance. Any claim for indemnification hereunder shall be reduced by the amount of insurance proceeds payable with respect to the circumstances giving rise to such claim.

ARTICLE 8         Miscellaneous

         Section 8.1 Relationship of the Parties. It is agreed that Seller and Banc One are not partners or joint venturers and that Seller is not to act as an agent for Banc Once in originating, administering or collecting any Loan, but shall have the status of and shall act in all matters hereunder as an independent contractor.

         Section 8.2 Closing Documents. Seller shall have delivered to Banc One an officer's certificate, in the form of Exhibit A hereto, attested to by the Secretary of Seller, stating the names and showing the facsimile signatures of the offices of Seller authorized to execute and deliver this Agreement; endorse Note(s), and make and execute assignments of Mortgage(s) and Assignment(s) and other actions to be undertaken by Seller hereunder. It is within Banc One's discretion to periodically request good standing certificates for all states in which Seller is registered to do business. In addition, Seller shall provide Banc One copies of all applicable lending licenses.

         Section 8.3 Additional Covenants.

         (a) Each party shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional instruments, assignments, endorsements, papers and documents as the other party may at any time reasonably request for the purpose of carrying out this Agreement and the transfers provided for herein.

         (b) Any and all decisions made by Banc One in good faith to take action or to not take action relative to a Loan, including, but not limited to, the sale or liquidation of a Loan, Mortgaged Property or collateral shall be final and conclusively binding upon Seller in the event Seller does not repurchase a Loan within ten (10) days of notification by Banc One pursuant to Article 6 of this Agreement.

         (c) In order to enforce Banc One's rights under this Agreement, Seller shall, upon the request of Banc One or its assigns, do and perform or cause to be done and performed every reasonable act and thing necessary or advisable to put Banc One and its assigns in position to enforce the payment of the Loans and to carry out the intent of this Agreement, including the execution of and, if necessary, the recordation of additional documents including separate endorsements and assignments upon request of Banc One. In addition, Seller hereby irrevocably appoints any officer or employee of Banc One or its assigns its true and lawful attorney to do and perform every act necessary, requisite, proper or advisable to be done to put Banc One or its assigns in position to enforce the payment of the Loans, or to collect any amount, or endorse any check or instrument in connection therewith. The foregoing appointment shall constitute a power of attorney coupled with an interest and shall be irrevocable for the purposes stated herein.

         (d) After any Funding Date, Banc One shall hold in trust for Seller any Notes, Mortgages and all other Loan-related documents which Banc One has in its possession but has not purchased as provided herein, and agrees to return such documents promptly as directed by Seller at Seller's sole expense.

         (e) Seller shall maintain one or more errors and omissions insurance policies and fidelity bonds, each in an amount or, in the aggregate in an amount and in all other manners, in compliance with the requirements from time to time of Fannie Mae and Freddie Mac for persons performing services for mortgage loans purchased by Fannie Mae and Freddie Mac.

         Section 8.4 Survival of Covenants, Agreements, Representations and Warranties; Successors and Assigns. All representations, warranties, covenants and agreements made herein or in any other instrument or writing delivered hereunder or in connection with any transaction contemplated hereby or thereby, including those made by third parties for the benefit of either party, shall be considered to have been relied upon by the recipient or beneficiary thereof (unless otherwise agreed in writing by the parties) and hall survive the termination of this Agreement, all Delivery Instructions, and the endorsement of any Note or the assignment of any Mortgage hereunder. Banc One reserves the right to proceed against third parties to enforce any representations, warranties and covenants made by them for the benefit of Seller.

         Section 8.5 Severability. If any provision, or part thereof, of this Agreement is invalid or unenforceable under any law, such provision, or part thereof, is and will be totally ineffective to that extent, but the remaining provisions, or part thereof, will be unaffected.

         Section 8.6 Fees and Expenses. Each of the parties hereto shall pay all legal fees and expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement. Seller shall pay all legal fees and expenses incurred by Banc One as may from time to time be incurred by Banc One in connection with the enforcement of any obligation of the Seller under this Agreement and/or any Delivery Instruction against Seller. All such fees and expenses to be paid by Seller shall be promptly paid upon receipt of an invoice therefor. Notwithstanding anything to the contrary herein contained, in any action at law, in equity, arbitration or otherwise between the parties in relation to this Agreement, any Delivery Instructions or any transaction contemplated hereby or thereby or any Loan or other instrument or agreement required or purchased or sold hereunder or thereunder, the non-prevailing party, in addition to any other sums which such party shall be required to pay pursuant to the terms and conditions of this Agreement, at law, in equity, arbitration or otherwise, shall also be required to pay to the prevailing party all costs and expenses of such litigation, including reasonable attorney fees. Unless otherwise specifically provided for herein, if one party hereto fails to make payment of any amount due to the other party within thirty
(30) days of being required or requested to do so, the amount unpaid shall bear interest at the Federal Funds Rate plus 2% per annum.

         Section 8.7 Waivers. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

         Section 8.8 Notices. Any notice or other communication in this Agreement provided or permitted to be given by one party to the other must be in writing and given by personal delivery or by depositing the same in the United States mail (certified mail, return receipt requested), addressed to the other party to be notified, postage prepaid. For purposes of notice, the addresses of the parties shall be as follows:

                           BANC ONE:          Banc One Financial Services, Inc.
                                              8604 Allisonville Road
                                              Indianapolis, Indiana  46250
                                              Attention:  General Counsel
                                              Fax:  317-585-2260

                           SELLER: Westmark Mortgage Corporation 8000 North Federal Highway
                                              Boca Raton, Florida  33487
                                              Payton Story, III
                                              561-526-3309 Fax

         The above addresses may be changed from time to time by written notice from one party to the other.

         Section 8.9 Assignment. Seller shall not, without the prior written consent of Banc One, assign any of its rights or obligations hereunder.

         Section 8.10 Captions. Paragraph or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.11 Confidentiality. Neither Banc One nor Seller shall disclose any confidential or proprietary information of the other party with respect to such other party that may be in the possession of that party, including, without limitation, (i) such information in the possession of Banc One as to Seller's financial condition or underwriting guidelines, (ii) such information in the possession of Seller as to the Seller Guide (including the Seller Guide itself) and Banc One's credit and/or Underwriting Guidelines and any information regarding pricing of any mortgage loan proposed to be purchased by Banc One and (iii) any information designated "confidential" or "proprietary" by either party to the other party, pursuant to a subpoena or order issued by a court of competent jurisdiction, or by a judicial or administrative or legislative body or committee. Confidential information shall not include information which: (i) is in the receiving party's possession without actual or constructive knowledge of any obligation of confidentiality with respect thereto, prior to disclosure by the disclosing party; (ii) is or subsequently becomes part of a public domain through no fault of receiving party; or (iii) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto, and provided the receiving party did not have actual or constructive knowledge that such information was wrongfully discussed by such third parties.

         Section 8.12 Entire Agreement. This Agreement, the Exhibits attached hereto and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no prior agreements, understandings, restrictions, warranties or representations between the parties with respect thereto. Each of the parties hereto agrees that to the extent that any Delivery Instructions contain any term and/or condition that is additional to, different from or in conflict with any term or condition contained in this Agreement, such Delivery Instructions shall control over the terms and conditions of this Agreement, but only for the Delivery related to such Delivery Instructions.

         Section 8.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana. The provisions of this paragraph shall not affect the provisions of any Note, Mortgage or Loan Documents which cause the laws of the United States or any other state thereof to be applicable to any Mortgagor or the Mortgaged Property.

         Section 8.14 Termination. This Agreement is terminable by either Banc One or Seller upon thirty (30) days' written notice of termination to the non-terminating party. Notwithstanding the foregoing, Banc One has the option of terminating this Agreement immediately upon notice to Seller upon Seller's breach of any of the representations and warranties contained herein or in any Delivery Instruction, and Banc One shall have no obligations to honor any commitment hereunder or under any outstanding Delivery Instruction, effective immediately upon delivery of written notice by Banc One to Seller.

         Any consent by Banc One to purchase Loans pursuant to this Agreement shall automatically terminate if: (a) a decree or order of a court, agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustments of debt, marshaling of assets and liabilities, bankruptcy proceeding or any similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against Seller or a Mortgagor and such decree or order shall have remained in force undischarged or unstated for a period of 60 days; or (b) Seller or a Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, bankruptcy or similar proceedings relating to the Seller or relating to all or substantially all of its property; or (c) Seller or Mortgagor shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency, reorganization or bankruptcy statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         Section 8.15 Arbitration, Jurisdiction and Venue. With respect to any controversy, argument or claim arising out of or relating to this Agreement, or any breach thereof (including, but not limited to, a request for emergency relief), the parties hereby consent to the exclusive jurisdiction of the courts of the State of Indiana in Marion County or the Federal District Court for the proper district in Indiana and waive personal service of any and all process upon them and consent that all such service of process made by registered or certified mail directed to them at the address stated herein and service so made shall be deemed to be completed five (5) days after mailing. The parties waive trial by jury and waive any objection to jurisdiction and venue of any action instituted hereunder, agree not to assert any defense based on lack of jurisdiction or venue and consent to the granting of such legal or equitable relief as is deemed appropriate by the court, including, but not limited to, any emergency relief, injunctive or otherwise.

                  Notwithstanding anything to the contrary herein contained, except with respect to emergency relief, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and/or any Delivery Instruction ("Disputes") between or among parties to this agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from documents or certificates executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement and/or any Delivery Instruction.

                  Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Indianapolis, Indiana. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney.

                  Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The parties hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted hereunder or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

                  The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have not or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         Section 8.16 No Solicitation. From and after the Funding Date, Seller agrees that it will not take any action or permit or cause any action to be taken by Seller, any of its agents or affiliates, or by any independent contractors on Seller's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part, without the prior written consent of Banc One. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to Banc One pursuant hereto on the Funding Date and Seller shall take no action to undermine these rights and benefits Notwithstanding the foregoing, it is understood and agrees that promotions undertaken by Seller or any affiliate of Seller which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements, shall not constitute solicitation under this Section 8.16.

         Section 8.17 Endorsements. In the event that the remedies or other terms outlined in this Agreement conflict with the terms of any endorsement by Seller of any Note evidencing a Loan purchased by Banc One from Seller, including, but not limited to, an endorsement stating that the assignment of the
Note is without recourse, the remedies and terms of this Agreement shall govern and control.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above:

                                              [Seller]

BANC ONE FINANCIAL SERVICES, INC.             WESTMARK MORTGAGE CORPORATION

By:_____________________________              By:__________________________
Name:___________________________              Name:    Payton Story, III
Title:__________________________              Title:   President

Attachments:

Form of Officer's Certificate                 Exhibit A

Exhibit to Seller's Officer's Certificate     Exhibit 5

Form of Wire Transfer Authorization           Exhibit B

Credit Documents                              Exhibit C

Loan Documents                                Exhibit D

                                    EXHIBIT A

                                    [Form of
                             Officer's Certificate]

         The undersigned Payton Story III, a President of Westmark Mortgage Corporation, a CA Corporation ("Seller") hereby certifies in connection with that certain Master Mortgage Loan Purchase Agreement, dated as of December 22, 1998 (the "Master Agreement") by and between Banc One and Seller as follows:

1. ATTACHED HERETO AS EXHIBIT 1 IS A TRUE, CORRECT AND COMPLETE COPY OF SELLER'S ARTICLES OF ASSOCIATION, CHARTER OF ARTICLES OF INCORPORATION WHICH IS IN FULL FORCE AND EFFECT ON THE DATE HEREOF AND WHICH HAS BEEN IN EFFECT WITHOUT AMENDMENT, WAIVER, RESCISSION OR MODIFICATION SINCE 12/21/83.

2. ATTACHED HERETO AS EXHIBIT 2 IS A TRUE, CORRECT AND COMPLETE COPY OF SELLER'S BYLAWS, WHICH ARE IN EFFECT ON THE DATE HEREOF AND WHICH HAVE BEEN IN EFFECT WITHOUT AMENDMENT, WAIVER, RESCISSION OR MODIFICATION SINCE 4/1/92.

3. ATTACHED HERETO AS EXHIBIT 3 IS AN ORIGINAL CERTIFICATE OF GOOD STANDING OF SELLER FOR THE JURISDICTIONS INDICATED HEREON, ISSUED WITHIN TEN DAYS OF THE DATE HEREOF, AND NO EVENT HAS OCCURRED SINCE THE DATE THEREOF WHICH WOULD IMPAIR SUCH STANDING.

4. ATTACHED HERETO AS EXHIBIT 4 IS A TRUE, CORRECT AND COMPLETE COPY OF THE CORPORATE RESOLUTIONS OF THE BOARD OF DIRECTORS OF SELLER AUTHORIZING SELLER TO EXECUTE AND DELIVER THE MASTER AGREEMENT AND SUCH RESOLUTIONS ARE IN EFFECT ON THE DATE HEREOF AND HAVE BEEN IN EFFECT SINCE THEIR ADOPTION WITHOUT AMENDMENT, WAIVER RESCISSION OR MODIFICATION.

5. EITHER (I) NO CONSENT, APPROVAL, AUTHORIZATION, ORDER OF, OR REGISTRATION FILING WITH, OR NOTICE TO ANY COURT OR GOVERNMENTAL AGENCY OR BODY INCLUDING HUD, IS REQUIRED FOR THE EXECUTION, DELIVERY AND PERFORMANCE BY SELLER OF OR COMPLIANCE BY SELLER WITH THE MASTER AGREEMENT OR THE SALE OF THE LOANS OR THE CONSUMMATION BY SELLER OF THE TRANSACTION CONTEMPLATED BY THE MASTER AGREEMENT; OR (II) IF REQUIRED, SUCH APPROVAL AHS BEEN OBTAINED PRIOR TO THE DATE HEREOF.

6. NEITHER THE EXECUTION AND DELIVERY OF THE MASTER AGREEMENT, THE SALE OF ANY LOAN TO BANC ONE OR THE TRANSACTIONS CONTEMPLATED BY, NOR THE FULFILLMENT OF OR COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE MASTER AGREEMENT WILL CONFLICT WITH, OR RESULT IN A BREACH OF ANY OF THE TERMS, CONDITIONS OR PROVISIONS OF SELLER'S ARTICLES OF INCORPORATION, CHARTER OR BY-LAWS OR ANY LEGAL RESTRICTION OR ANY AGREEMENT OR INSTRUMENT TO WHICH SELLER IS NOW A PARTY OR BY WHICH IT IS BOUND, OR CONSTITUTE A DEFAULT OR RESULT IN AN ACCELERATION UNDER ANY OF THE FOREGOING, OR RESULT IN THE VIOLATION OF ANY LAW, RULE, REGULATIONS, ORDER, JUDGMENT OR DECREE TO WHICH SELLER OR ITS PROPERTY IS SUBJECT, OR RESULT IN THE CREATION OR IMPOSITION OF ANY LIEN, CHARGE OR ENCUMBRANCE THAT WOULD HAVE AN ADVERSE EFFECT UPON ANY OF ITS PROPERTIES PURSUANT TO THE TERMS OF ANY MORTGAGE CONTRACT, DEED OF TRUST OR OTHER INSTRUMENT, OR IMPAIR THE ABILITY OF BANC ONE TO REALIZE ON THE LOANS, IMPAIR THE VALUE OF THE LOANS OR IMPAIR THE ABILITY OF BANC ONE TO REALIZE ON ANY RELATED INSURANCE POLICY.

7. THERE IS NO ACTION, SUIT, PROCEEDING INVESTIGATION PENDING EXCEPT AS DESCRIBED BY SELLER IN WRITING TO BANC ONE OR TO SELLER'S KNOWLEDGE THREATENED AGAINST SELLER WHICH, EITHER IN ANY ONE INSTANCE OR IN THE AGGREGATE, MAY RESULT

IN ANY MATERIAL ADVERSE CHANGE IN THE BUSINESS, OPERATIONS, FINANCIAL CONDITION, PROPERTIES OR ASSETS OF SELLER, OR IN ANY MATERIAL IMPAIRMENT OF THE RIGHT OR ABILITY OF THE SELLER TO CARRY ON ITS BUSINESS SUBSTANTIALLY AS NOW CONDUCTED, OR IN ANY MATERIAL LIABILITY ON THE PART OF SELLER, OR WHICH WOULD DRAW INTO QUESTION THE VALIDITY OF THE MASTER AGREEMENT OR THE LOANS OR OF ANY ACTION TAKEN OR TO BE TAKEN IN CONNECTION WITH THE OBLIGATIONS OF SELLER CONTEMPLATED HEREIN, OR WHICH WOULD BE LIKELY TO IMPAIR MATERIALLY THE ABILITY OF SELLER TO PERFORM UNDER THE TERMS OF THE MASTER AGREEMENT.

8. EACH OF THE LOAN DOCUMENTS AND CREDIT DOCUMENTS FOR THE LOANS TO BE PURCHASED BY BANC ONE ARE ON FORMS PREVIOUSLY GIVEN TO BANC ONE FOR REVIEW. SELLER HAS GIVEN BANC ONE COPIES OF ALL ALLEGATIONS OF VIOLATIONS OF STATE OR FEDERAL LAW (INCLUDING BUT NOT LIMITED TO ALL STATUTES, REGULATIONS, OFFICIAL STAFF COMMENTARIES OR CASE LAW) WITH RESPECT TO ANY SUCH FORM OF THE LOAN DOCUMENTS OR CREDIT DOCUMENTS, OR THE PRACTICES OF SELLER, ANY SERVICER FOR SELLER, OR ANY PREDECESSOR OF SELLER WITH RESPECT TO SUCH FORMS, WHETHER BY LETTER, COMPLAINT, LEGAL PROCEEDING, ARBITRATION, ADMINISTRATIVE PROCEEDING, AUDIT, EXAMINATION, OR ANY OTHER MANNER THAT WOULD PUT SELLER ON NOTICE OF ANY ALLEGED VIOLATION ("VIOLATION INFORMATION"). AT ANY TIME THAT THERE REMAINS PENDING A BEST EFFORTS FLOW DELIVERY, BULK DELIVERY, OR A FORWARD COMMITMENT DELIVERY, SELLER SHALL PROMPTLY DELIVER TO BANC ONE HEREAFTER, COPIES OF ALL FUTURE VIOLATION INFORMATION.

9. SELLER HAS BEEN DULY AUTHORIZED TO ALLOW CERTAIN OF ITS OFFICERS TO EXECUTE ANY AND ALL DOCUMENTS BY ORIGINAL SIGNATURE IN ORDER TO COMPLETE THE TRANSACTIONS CONTEMPLATED BY THE MASTER AGREEMENT AND BY ORIGINAL SIGNATURE IN ORDER TO EXECUTE THE ENDORSEMENTS TO THE NOTES AND THE ASSIGNMENTS OF MORTGAGES, AND THE ORIGINAL SIGNATURE OF THE OFFICER OF SELLER EXECUTING THE ENDORSEMENTS TO THE NOTES AND THE ASSIGNMENTS OF MORTGAGES SHALL REPRESENT THE LEGAL AND VALID SIGNATURE OF SAID OFFICER OF SELLER.

10. EACH PERSON LISTED ON EXHIBIT 5 ATTACHED HERETO WHO, AS AN OFFICER OR REPRESENTATIVE OF SELLER, SIGNED THE MASTER AGREEMENT AND ANY OTHER DOCUMENT DELIVERED PRIOR HERETO OR ON THE DATE HEREOF IN CONNECTION WITH THE MASTER AGREEMENT, WAS, AT THE RESPECTIVE TIMES OF SUCH SIGNING AND DELIVERY, AND IS NOW, A DULY ELECTED OR APPOINTED, QUALIFIED AND ACTING OFFICER OR REPRESENTATIVE OF SELLER, WHO HOLDS THE OFFICE SET FORTH OPPOSITE HIS OR HER NAME ON EXHIBIT 5, AND THE SIGNATURES OF SUCH PERSONS APPEARING ON SUCH DOCUMENTS ARE THEIR GENUINE SIGNATURES.

11. SELLER IS DULY AUTHORIZED TO ENGAGE IN THE TRANSACTIONS DESCRIBED AND CONTEMPLATED IN THE MASTER AGREEMENT.

IN WITNESS WHEREOF, WE HAVE HEREUNTO EACH SIGNED OUR NAME AND AFFIXED THE SEAL OF SELLER.

Dated:      December 22, 1998                  By:___________________________
                                               Name:      Payton Story, III
                                               Title:     President

                                               By:
                                               Name:      Irving H. Bowen
                                               Title:     EVP, Treasurer/CFO

I, STEPHEN R. ECHOLS, AN [ASSISTANT] SECRETARY OF WESTMARK, HEREBY CERTIFY THAT PAYTON STORY, III IS THE DULY ELECTED, QUALIFIED AND ACTING PRESIDENT OF SELLER AND THAT THE SIGNATURE APPEARING ABOVE IS HIS GENUINE SIGNATURE AND THAT IRV BOWEN IS THE DULY ELECTED, QUALIFIED AND ACTING TREASURER OF THE SELLER AND THAT THE SIGNATURE APPEARING ABOVE IS HIS GENUINE SIGNATURE.

IN WITNESS WHEREOF, I HAVE HEREUNTO SIGNED MY NAME.

DATED:   DECEMBER 22, 1998                     BY:_____________________________
                                               NAME:     STEVEN R. ECHOLS
                                               TITLE:     [ASSISTANT] SECRETARY

                                    EXHIBIT 5
                                       to
                         Seller's Officer's Certificate

         Each of the following individuals are authorized on behalf of Seller to execute and deliver this Agreement endorse Note(s), and assign Mortgage(s) and Assignment(s) and authorize the bank accounts for Banc One to utilize for funding loans.

Name                           Title                  Facsimile Signature
Payton Story, III              President
Irving H. Bowen                EVP, Treasurer/CFO


IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED THIS CERTIFICATE, THIS 22ND DAY OF DECEMBER, 1998.

                                            BY:___________________________
                                            NAME:_________________________
                                            TITLE:________________________
ATTEST:

BY:____________________________
NAME:__________________________
TITLE:_________________________

                                    EXHIBIT B

                                    [Form of]
                           Wire Transfer Authorization


(Date)   December 22, 1998

Banc One Financial Services, Inc.
8604 Allisonville Road
Indianapolis, Indiana  46250

Ladies and Gentlemen:

         Pursuant to the Master Mortgage Loan Purchase Agreement (the "Agreement"), dated as of December 22, 1998, between Westmark Mortgage Corporation and Banc One Financial Services, Inc., we hereby notify you to pay any and all amounts that may be due us from time to time under or pursuant to the Agreement to our account as follows:

         Account No.:      5111011213
                           Northern Trust Bank of Florida
                           Boca Raton, Florida

         ABA NO.:          066009650
         ATTENTION:        DORIS DEL ZIO

         PLEASE MAKE ALL PAYMENTS DUE US AT ANY TIME AND FROM TIME TO TIME UNDER OR PURSUANT TO THE AGREEMENT FROM THE DATE HEREOF UNTIL SUCH TIME A REPLACEMENT WIRE TRANSFER AUTHORIZATION IN THE FORM HEREOF AS RECEIVED BY YOU.

                                              SINCERELY,

                                              _________________________________

                                              BY:______________________________
                                              NAME:      PAYTON STORY, III
                                              TITLE:    PRESIDENT

                                              BY:______________________________
                                              NAME:     IRVING H. BOWEN
                                              TITLE:    EVP, TREASURER/CFO

                                    EXHIBIT C

                                Credit Documents

ORIGINAL LOAN APPLICATION (FNMA FORM 1003)

ORIGINAL UNIFORM UNDERWRITING AND TRANSMITTAL FORM (FNMA FORM 1008)

ORIGINAL MERGED CREDIT REPORT FROM TWO CREDIT REPOSITORIES

INITIAL AND FINAL EXECUTED DISCLOSURE STATEMENTS AS REQUIRED BY STATE AND FEDERAL LAW INCLUDING BUT NOT LIMITED TO:

         INITIAL GOOD FAITH ESTIMATE
         INITIAL TRUTH-IN-LENDING DISCLOSURE
         PROVIDER OF SERVICES DISCLOSURE
         RIGHT TO APPRAISAL DISCLOSURE
         SERVICING DISCLOSURE NOTIFICATION

LOAN PAYMENT HISTORY IN MAGNETIC MEDIA ACCEPTABLE TO AND READABLE BY BANC ONE, OR IF PAYMENT HISTORIES ARE MAINTAINED ONLY MANUALLY, THE LEDGER CARDS.

EVIDENCE OF INCOME VERIFICATION PURSUANT TO UNDERWRITING GUIDELINES

EVIDENCE OF ASSET VERIFICATION PURSUANT TO UNDERWRITING GUIDELINES, IF
APPLICABLE.

VERIFICATION OF FIRST MORTGAGE, IF APPLICABLE.

ORIGINAL APPRAISAL (FNMA FORM 1004), AND ALL OTHER APPRAISALS

PURCHASE CONTRACT, IF APPLICABLE.

ORIGINAL OF HUD-1 OR HUD-1A SETTLEMENT STATEMENT, EXECUTED BY OBLIGOR(S)

EVIDENCE OF HOMEOWNER'S INSURANCE

ORIGINAL OR CERTIFIED COPY OF CERTIFICATE OF IDENTIFICATION OR TITLE AFFIDAVIT OR BORROWER'S NAME AFFIDAVIT, IF APPLICABLE

ORIGINAL W-9 CERTIFICATE

ORIGINAL IRS FORM 4506/8821, IF APPLICABLE.

         THE ORIGINAL POLICY OF TITLE INSURANCE FOR SUCH LOAN, OR A COPY OF SUCH POLICY OR A TITLE INSURANCE BINDER OR COMMITMENT FOR THE ISSUANCE OF SUCH POLICY OR AN INSURED CLOSING AGREEMENT (OR IN THE CASE OF MORTGAGED PROPERTIES LOCATED IN OR AS IN WHICH SUCH POLICIES ARE GENERALLY NOT AVAILABLE, AN ATTORNEY'S CERTIFICATE OR OPINION OF TITLE OR OTHER CUSTOMARY ASSURANCE OF TITLE).

         COPY OF EACH INSTRUMENT NECESSARY TO COMPLETE IDENTIFICATION OF ANY EXCEPTION SET FORTH IN THE EXCEPTION SCHEDULE IN THE TITLE POLICY, I.E., MAP OR PLAT, RESTRICTIONS, EASEMENTS, SEWER AGREEMENTS, HOME ASSOCIATION DECLARATIONS, ETC.

         COPY OF FLOOD CERTIFICATION AND FLOOD INSURANCE POLICY, IF APPLICABLE.

                                    EXHIBIT D

                                 Loan Documents


         ORIGINAL STANDARD FNMA FORM NOTE EXECUTED BY ALL OBLIGORS, WITH PROPER ENDORSEMENTS, ADDENDUMS, OR RIDERS, ENDORSED "PAY TO THE ORDER OF BANC ONE FINANCIAL SERVICES, INC., WITHOUT RECOURSE," AND SIGNED IN THE NAME OF SELLER BY AN AUTHORIZED OFFICER, WITH ALL INTERVENING ENDORSEMENTS SHOWING A COMPLETE CHAIN OF TITLE FROM THE ORIGINATOR OF SUCH LOAN TO SELLER.

         ORIGINAL OR CERTIFIED COPY OF THE EXECUTED MORTGAGE WITH APPROPRIATE ADDENDUMS OR RIDERS, WITH EVIDENCE OF RECORDING THEREON, PROVIDED, THAT IF THE ORIGINAL MORTGAGE HAS BEEN DELIVERED FOR RECORDING TO THE APPROPRIATE PUBLIC RECORDING OFFICE OF THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED BUT HAS NOT YET BEEN RETURNED TO SELLER BY SUCH RECORDING OFFICE, SELLER MAY TENDER TO BANC ONE A CERTIFIED TRUE COPY OF SUCH ORIGINAL MORTGAGE SO CERTIFIED BY AN OFFICER OF SELLER, TOGETHER WITH A CERTIFICATE OF SELLER CERTIFYING THAT SUCH ORIGINAL MORTGAGE HAS BEEN SO DELIVERED TO SUCH RECORDING OFFICE.

         ORIGINAL ASSIGNMENT OF MORTGAGE, PROPERLY EXECUTED, FROM SELLER SHOWING ASSIGNMENT TO BANC ONE AND ITS SUCCESSORS AND ASSIGNS, WITH EVIDENCE OF RECORDING THEREON, PROVIDED, THAT IF THE ORIGINAL ASSIGNMENT OF MORTGAGE HAS BEEN OR WILL BE DELIVERED FOR RECORDING TO THE APPROPRIATE PUBLIC RECORDING OFFICE OF THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED BUT HAS NOT YET BEEN RETURNED TO SELLER BY SUCH RECORDING OFFICE, SELLER MAY DELIVER TO BANC ONE A CERTIFIED TRUE COPY OF SUCH ORIGINAL ASSIGNMENT OF MORTGAGE SO CERTIFIED BY AN OFFICER OF SELLER, TOGETHER WITH A CERTIFICATE OF SELLER CERTIFYING THAT SUCH ORIGINAL ASSIGNMENT OF MORTGAGE HAS BEEN OR WILL BE SO DELIVERED TO SUCH RECORDING OFFICE.

         ORIGINAL INTERVENING ASSIGNMENTS OF MORTGAGE, WITH EVIDENCE OF RECORDING THEREON, SHOWING A COMPLETE CHAIN OF TITLE FROM THE ORIGINATOR TO SELLER, PROVIDED, THAT IF ANY SUCH ORIGINAL INTERVENING ASSIGNMENT OF MORTGAGE HAS BEEN DELIVERED FOR RECORDING TO THE APPROPRIATE PUBLIC RECORDING OFFICE OF THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED BUT HAS NOT YET BEEN RETURNED TO SELLER BY SUCH RECORDING OFFICE, SELLER MAY TENDER TO BANC ONE A CERTIFIED TRUE COPY OF SUCH ORIGINAL ASSIGNMENT OF MORTGAGE SO CERTIFIED BY AN OFFICER OF SELLER, TOGETHER WITH A CERTIFICATE OF SELLER CERTIFYING THAT SUCH ORIGINAL ASSIGNMENT OF MORTGAGE HAS BEEN SO DELIVERED TO SUCH RECORDING OFFICE.

         CERTIFIED COPY OF DURABLE POWER OF ATTORNEY, IF APPLICABLE.

         ORIGINALS OF ALL ASSUMPTION AND MODIFICATION AGREEMENTS, IF ANY.